UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Amendment to RBL Facility

On April 6, 2015, EP Energy LLC (“EPE LLC”), a wholly-owned subsidiary of EP Energy Corporation (the “Registrant”), entered into an amendment to its senior secured RBL facility whereby the lenders agreed to extend the maturity date (including the revolving commitment period) of the facility for all lenders by two years from May 24, 2017 to May 24, 2019, subject to an earlier maturity date in the event that, (i) more than $25.0 million of EPE LLC’s senior secured term loans are outstanding on the date that is 180 days prior to the maturity date of such senior secured term loans or (ii) more than $25.0 million of EPE LLC’s senior secured notes are outstanding on the date that is 180 days prior to the maturity date of such senior secured notes.  The two tranches of senior secured term loans mature on May 24, 2018 and April 30, 2019 and the senior secured notes mature on May 1, 2019.  The other terms and conditions of the senior secured RBL facility will remain in full force and effect.

Item 8.01  Other Events

Reaffirmation of RBL Facility Borrowing Base

In connection with the amendment referenced in Item 1.01 of this Current Report on Form 8-K, the borrowing base under EPE LLC’s senior secured RBL facility was reaffirmed at $2.75 billion, with the next redetermination of the borrowing base to be on or around November 30, 2015.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of April 6, 2015, to the Credit Agreement, dated as of May 24, 2012, among EPE Acquisition, LLC, EP Energy LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: April 7, 2015	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of April 6, 2015, to the Credit Agreement, dated as of May 24, 2012, among EPE Acquisition LLC, EP Energy LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.